                                                                    EXHIBIT 10.5

                              STANDARD OFFICE LEASE


      This Lease is made and entered into as of March 25, 1999 by and between Central Building LLC, a limited liability corporation ("Landlord"), and Cybergold, Inc., a California corporation ("Tenant"), who agree as follows:

      1.    DEFINITIONS.

            As used in this Lease, the following terms shall have the following meanings specified below:

            1.1   Base Rent: Subject to any adjustment provided for herein:

                             Year 1: $1.55 per rentable square foot per month Year 2: $1.60 per rentable square foot per month Year 3: $1.80 per rentable square foot per month Year 4: $1.95 per rentable square foot per month Year 5: $2.00 per rentable square foot per month

            1.2   Base Year: The calendar year of 1999.

            1.3 Building: The building and other improvements on the real property located at 436 - 14th Street, Oakland, California, 94612.

            1.4   Commencement Date: The date determined in accordance with
                  Section 3.2 below.

            1.5 Common Areas: The Building common corridors and hallways, restrooms, stairways, patios, elevators and other generally understood public or common areas. Landlord shall have the right to regulate or restrict the use of the Common Areas.

            1.6 Expiration Date: Five years from commencement date, unless sooner terminated in accordance with the provisions of this Lease.

            1.7   First Adjustment Date: Intentionally Deleted

            1.8 Guarantor: Letter of credit in the amount of $100,000.00 to be obtained in favor of Central Building LLC shall be submitted to and approved by Landlord prior to occupancy of the fourth floor premises, and an additional $100,000.00 letter of credit to be obtained in favor of Central Building LLC shall be submitted to and approved by Landlord prior to occupancy of the third floor premises.

            1.9   Index: Intentionally deleted.

            1.10 Interest Rate: A per annum rate of interest equal to two percent (2%) plus the rate most recently announced by Wells Fargo Bank, N.A., at its main office in San Francisco, California, as its "Prime Rate", serving as the basis upon which effective rates of interest are calculated for those loans making reference thereto, but in no event in excess of the maximum applicable usury limitation.

            1.11 Landlord's Notice Address: c/o Colliers International, 2 Embarcadero Center, Suite 1000, San Francisco, California 94111, Attn: Portfolio Manager, or such other address as Landlord shall designate from time to time.

            1.12 Premises: That portion of the Building containing approximately 18,000 square feet of Rentable Area, shown by diagonal lines on Exhibit "A", located on the third and fourth floors of the Building and known as Suite 300 and Suite 400. Tenant, at Tenant's sole cost and expense, shall have the right to have Tenant's architect re-measure the entire Building. In the event there is more than a five percent (5%) variance in the square footage of Tenant's Premises, then Landlord and Tenant shall mutually agree upon a revised Rentable Area. If the agreed upon rentable area of the Premises vary by more than 5%, then Landlord shall be responsible for the cost of the re-measuring.

            1.13  Real Estate Broker: Colliers International

            1.14 Rentable Area: As to both the Premises and the Building, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Building, respectively, as determined by Landlord and applied on a consistent basis throughout the Building.

            1.15  Scheduled Commencement Date: April 30, 1999.

            1.16 Security Deposit: Thirty-six Thousand Dollars and No Cents ($36,000.00). Equal to last month's rent, subject to adjustment based on re-measuring of the premises.

            1.17 Tenant's Notice Address: Cybergold, Inc., 436 - 14th Street, Suite 400, Oakland, California 94612.

            1.18 Tenant's Proportionate Share: 5.63% per floor, for a total of 11.26%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building, as determined by Landlord from time to time. The Building contains a total Rentable Area of approximately 159,795 square feet.

            1.19  Tenant's Use: General office, Internet site development.

            1.20 Term: The period commencing on the Commencement Date and expiring at midnight on the Expiration Date.

      2.    LEASE OF PREMISES.

            Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term and subject to the terms and provisions contained in this Lease. The Premises are located within the Building. Tenant shall have the nonexclusive right (unless otherwise provided herein) to the use of the Common Areas in common with Landlord, other tenants and occupants of the Building and other parties entitled to use the Common Areas, subject to the provisions of this Lease and to the Building rules and regulations. Tenant shall have access to the Premises twenty-four hours a day, seven days per week.

      3.    TERM.

            3.1 Delivery of Possession. This Lease shall become effective upon execution by Landlord and Tenant. The term of this Lease ("Term") shall commence on the Commencement Date of the Fourth Floor Premises and shall continue until the Expiration Date, unless earlier terminated in accordance with this Lease or unless extended as hereinafter provided. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the Scheduled Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired, but Base Rent shall be abated until delivery of possession. Tenant shall have the right to terminate this Lease if Landlord fails to Substantially Complete the Tenant Improvements, as agreed upon, within one hundred twenty days
                  (120) following the execution date of this Lease, excluding delays caused by Tenant, Acts of God, or Governmental Agencies. Substantial completion of the Tenant Improvements shall not include the completion of the installation of the mechanical system

            3.2 Commencement Date. The Commencement Date shall be the earlier of (a) the date upon which Tenant occupies the Fourth Floor Premises, or (b) the date on which Landlord delivers possession of the Fourth Floor Premises to Tenant with the Tenant Improvements provided for in Exhibit "C" attached hereto, if any, Substantially Completed (as defined in Exhibit "C"). At such time as the Commencement Date has been established, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date.

      4.    RENT.

            4.1. Payment of Base Rent. Tenant shall pay to Landlord throughout the Term the Base Rent for the Premises. The Base Rent shall be payable in advance beginning on the Commencement Date and on the first business day of each calendar month of the Term thereafter. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis on the basis of a thirty (30) day month. Tenant shall pay Landlord the first month's Base Rent when Tenant executes the Lease.

            4.2   Adjusted Base Rent. - Intentionally Deleted

            4.3 Definition of Rent. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent, are sometimes referred to herein as the "Rent"). The Rent shall be paid to Landlord, the Building manager or such other person, and at such place, as Landlord may from time to time designate in writing, without any prior notice or demand therefor and without deduction, offset or counterclaim, in lawful money of the United States of America.

            4.4 Rent Control. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

      5.    BUILDING OPERATING COSTS.

            5.1 Tenant's Obligation. During each calendar year during the Term, Tenant shall pay to Landlord, as additional rent and in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of increases in Building Operating Costs in the manner provided below.

            5.2 Definition. The term "Building Operating Costs" means all costs and expenses paid or incurred by Landlord in the ownership, management, operation, repair, replacement and maintenance of the Building, including, without limitation, the following:

                  (a) Costs of electricity, water, gas, steam and other utilities and services furnished to or consumed within the Building, and all utility taxes thereon;

                  (b) Costs of all supplies and materials used by Landlord in connection with the Building;

                  (c) Premiums and other charges for insurance, including, without limitation, all risk, commercial general liability, property damage, worker's compensation, employer's liability, earthquake (if required by Landlord's lender, mortgagee or any Governmental Agency), flood and such other insurance in such forms of coverage and in such amounts as Landlord, in its sole discretion, shall elect to maintain with respect to the Building or shall be obligated to maintain with respect to the Building by any mortgagee or lender;

                  (d) Costs of, and all amounts payable under, service, maintenance and inspection contracts for janitorial, window-cleaning, garbage removal, extermination, elevator, escalator, plumbing, electrical and mechanical equipment, heating, ventilating and air-conditioning ("HVAC") equipment, security protection, landscape maintenance and costs of purchasing or renting equipment, supplies, tools, materials and uniforms;

                  (e) Compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance or repair of the Building, and equipment, improvements and facilities located within the Building, including, without limitation, engineers, janitors, painters, floor waxers, window washers and security personnel (but excluding persons performing services not uniformly available to or performed for substantially all Building tenants);

                  (f) Costs of the operation and maintenance of a room, if any, for delivery and distribution of mail to tenants of the Building (including, without limitation, an amount equal to the fair market rental value of the mail room premises);

                  (g) Fees and costs of management of the Building, whether managed by Landlord, an affiliate of Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office);

                  (h) Rental expenses for (or a depreciation allowance on) personal property used in the maintenance, operation or repair of the Building;

                  (i) License, permit and inspection fees; costs of complying with applicable statutes, ordinances, rules and regulations of governmental authorities, including, without limitation, repairs, maintenance,, alterations, additions or improvements required in connection therewith; attorneys', accountants' and consultants' fees;

                  (j) The costs of any capital improvements made to the Building by Landlord in order to reduce Building Operating Costs; made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed;

                  (k) Other costs and expenses which are of a type generally reimbursed by Tenants of comparable office buildings in Oakland, California.

                  (1) Capital improvement costs, other than those specified herein, are specifically excluded. Tenant shall not be liable to Landlord for the reimbursement of any attorneys' fees and other costs and expenses incurred in connection the negotiation or disputes with present or other prospective tenants or other occupants of the Building, except those attorneys' fees and other costs and expenses incurred in connection with negotiation disputes or claims relating to items of Building Operating Costs, enforcement of rules and regulations of the Building and such other matters relating to the maintenance of standards required of Landlord under this Lease.

                  Building Operating Costs shall not include Real Property Taxes which shall be governed by Section 6 below.

            5.3 Payment. Tenant's Proportionate Share of Increases in Building Operating Costs shall be payable by Tenant to Landlord as follows:

                  (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter (each, a "Comparison Year"), Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of the amount by which the Building Operating Costs paid or incurred by Landlord in the Comparison Year exceeds the Building Operating Costs paid or incurred by Landlord for the Base Year. This excess is referred to as the "Excess Operating Costs." The Building Operating Costs for each Comparison Year in which less than ninety-five percent (95%) of the Rentable Area of the Building has been occupied for the entire Computation Year shall be determined by adjusting the actual Building Operating Costs to equal Landlord's reasonable estimate of what the Building Operating Costs would have been if ninety-five percent (95%) of the Rentable Area of the Building had been fully occupied for such entire Comparison Year.

                  (b) To provide for current payments of Excess Operating Costs, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year an amount equal to Tenant's Proportionate Share of the Excess Operating Costs payable during such Comparison Year, as estimated by Landlord from time to time. Landlord shall have the right to notify Tenant of the amount which Landlord reasonably estimates to be the monthly installments of Tenant's Proportionate Share of Excess Operating Costs for any Comparison Year. Tenant shall make such monthly installments commencing on the first business day of the month following the month in which Landlord gives Tenant a notice of estimated Tenant's Proportionate Share of Excess Operating Costs and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Tenant's Proportionate Share of Excess Operating Costs.

                  (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practicable), Landlord shall deliver to Tenant a statement setting forth the actual amount of Tenant's Proportionate Share of Excess Operating Costs for the preceding Comparison Year. If the actual amount of Tenant's Proportionate Share of Excess Operating Costs for the preceding Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If the total of the estimated monthly payments made by Tenant for such year exceeds the actual amount of Tenant's Proportionate Share of Excess Operating Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installments of Tenant's Proportionate Share of Excess Operating Costs an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this
                        Section 5 shall survive the Expiration Date.

                  (d) Tenant's Proportionate Share of Excess Operating Costs in any Comparison Year having less than 365 days shall be appropriately prorated.

                  (e) Upon reasonable notice from Tenant, Landlord shall make available for Tenant's inspection, at Landlord's office, during normal business hours, Landlord's books and records relating to the Building Operating Costs for the previous year. Tenant may submit a claim for any over billed amount to Landlord detailing the nature of the over billing and Landlord shall have thirty (30) days to respond or pay such amount. If on the basis of Tenant's review of Landlord's books and records, Landlord's statement is determined to be in error by more than six percent (6%) Landlord shall reimburse Tenant, within thirty (30) days following such determination, the reasonable cost of Tenant's review of Landlord's books and records.

                  (f) In no event shall Tenant's proportionate share of Excess Operating Costs exceed Fifty Cents ($.50) per square foot per month.

      6.    REAL PROPERTY TAXES.

            6.1 Tenant's Obligation. During each calendar year during the Term, Tenant shall pay to Landlord, as additional rent and in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's Proportionate Share of increases in Real Property Taxes in the manner provided below.

            6.2 Definition. The term "Real Property Taxes" means all taxes, assessments, water and sewer charges and other similar governmental charges (including costs and expenses of contesting the amount or validity thereof by appropriate administrative or legal proceedings) levied on or attributable to the Building or its operation, including, without limitation, all real property taxes and general and special assessments; charges, fees, levies and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service payments in lieu of taxes; environmental surcharges; excise taxes; gross receipts taxes; gross income taxes; rent taxes; sales and/or use taxes; employee taxes; water and sewer taxes and charges; any tax, fee or excise on the act of entering into this Lease, on the use or occupancy of the Building or any part thereof, or upon or measured by the rent payable under any lease or in connection with the business of renting space in the Building; and all other governmental impositions of any kind or nature whatsoever, regardless of whether or not customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing, which may now or hereafter be levied or assessed against Landlord by the United States of America, the State of California, the City of Oakland or any political subdivision, public corporation, district or other political or public entity, and any other tax, fee or other excise, however described, levied or assessed as a substitute for, or as an addition to (in whole or in part), any other such taxes. Notwithstanding the foregoing, "Real Property Taxes" shall not include any net income, franchise, capital stock, estate or inheritance taxes.

      6.3 Payment. Tenant's Proportionate Share of increases in Real Property Taxes shall be payable by Tenant to Landlord as follows:

            (a) Beginning with the year following the Base Year and for each calendar year thereafter (each, a "Comparison Year"), Tenant shall pay to Landlord an amount equal to Tenant's Proportionate Share of the amount by which the Real Property Taxes paid or incurred by Landlord in the Comparison Year exceeds the Real Property Taxes paid or incurred by Landlord for the Base Year. This excess is referred to as the "Excess Taxes."

            (b) To provide for current payments of Excess Taxes, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year an amount equal to Tenant's Proportionate Share of the Excess Taxes payable during such Comparison Year, as estimated by Landlord from time to time. Landlord shall have the right to notify Tenant of the amount which Landlord reasonably estimates to be the monthly installments of Tenant's Proportionate Share of Excess Taxes for any Comparison Year. Tenant shall make such monthly installments commencing on the first day of the month following the month in which Landlord gives Tenant a notice of estimated Tenant's Proportionate Share of Excess Taxes and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Tenant's Proportionate Share of Excess Taxes.

            (c) On or before April 1 of each Comparison Year (or as soon thereafter as is practicable), Landlord shall deliver to Tenant a statement setting forth the actual amount of Tenant's Proportionate Share of Excess Taxes for the preceding Comparison Year. If the actual amount of Tenant's Proportionate Share of Excess Taxes for the preceding Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency with ten (10) days of the receipt of the statement. If the total of the estimated monthly payments made by Tenant for such year exceeds the actual amount of Tenant's Proportionate Share of Excess Taxes for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installments of Tenant's Proportionate Share of Excess Taxes an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration

                  Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 6 shall survive the Expiration Date.

            (d) Tenant's Proportionate Share of Excess Taxes in any Comparison year having less than 365 days shall be appropriately prorated.

            (e) In no event shall Tenant's Proportionate Share of Excess Taxes exceed Fifty Cents ($.50) per square foot per month.

      6.4 Taxes Payable by Tenant. In addition to the Rent and any other amounts to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes, levies, assessments, surcharges, fees and other charges payable by Landlord which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes, levies, assessments, surcharges, fees and other charges are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder such as the Oakland Business Tax or any similar tax;
            (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it shall be unlawful for Tenant to reimburse Landlord for any additional taxes as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful. Tenant anticipates a potential tax rebate from the City of Oakland. Any tax rebate related solely to Tenant's action in this capacity to the benefit of the Landlord will be reimbursed to the Tenant.

7.    LATE CHARGES AND INTEREST.

      Tenant acknowledges that the late payment of any monthly installment of Base Rent or other amount which Tenant is obligated to pay under this Lease will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which are extremely difficult to ascertain. Therefore, if any such installment or other amount is not received by Landlord when due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such installment or other amount. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such late payment by Tenant. In addition, if Tenant fails to pay when due any Rent or other amount which Tenant is obligated to pay under the terms of this Lease and such failure shall continue for ten (10) days, the unpaid amount shall bear interest at the Interest Rate from the date on which such payment was due until the date on which Landlord receives such payment. Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to such late payment by Tenant or prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

8.    SECURITY DEPOSIT.

      Upon execution of this Lease, Tenant shall deposit with Landlord as the Security Deposit the amount set forth in Article 1 above as security for Tenant's faithful performance of its obligations under this Lease. Landlord may commingle the Security Deposit with funds of Landlord, and Landlord shall have no obligation or liability to pay interest on the Security Deposit. Tenant shall not pledge, assign, transfer or encumber the Security Deposit and any attempt by Tenant to do so shall be void, without force or effect, and shall not be binding upon Landlord.

      If Tenant fails to pay any Rent or other amount when due and payable under this Lease, or fails to perform any of the other terms hereof, Landlord may apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use the Security Deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so applies or uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant's failure to do so shall constitute a default hereunder, and Landlord shall have the right to exercise any remedy provided for in this Lease. If Tenant shall not be in default under this Lease, Landlord shall return the Security Deposit, or any balance thereof not applied or used in accordance with the provisions of this Lease, to Tenant within thirty (30) days following the later of the expiration of the Term or the date on which Tenant surrenders the Premises to Landlord in the condition required under this Lease. If Landlord transfers its interest in the Premises, Landlord may deliver the Security Deposit to the transferee of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

9.    TENANT'S USE OF THE PREMISES.

      9.1 Use. Tenant shall use the Premises solely for the purposes set forth as Tenant's Use in Article 1 above. Tenant, at its sole cost and expense, shall obtain any and all licenses, permits, authorizations and approvals of governmental authorities required in order to enable Tenant lawfully to conduct its business in the Premises. Nothing contained in this Lease shall grant to Tenant the exclusive right to conduct within the Building or the Premises the business to be conducted by Tenant in the Premises, or otherwise limit the right of Landlord to lease space within the Building to such tenants and for such purposes as Landlord, in its sole discretion, shall deem appropriate. Tenant shall conduct Tenant's business on the Premises in a lawful manner, reasonably and in good faith, and shall not do any act tending to injure the reputation of the Building as determined by Landlord. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building and/or the property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Service Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premiums charged for any such insurance policy by reason of Tenant's failure to comply with the provisions of this Article.

      9.2 Nuisance or Waste. Tenant shall not do or permit to be done in or about the Premises anything which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral or objectionable purpose, and Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not use or operate any equipment, machinery or apparatus within the Premises which will
            (a) injure, vibrate or shake the Premises or the Building, (b) overload existing electrical systems or other utilities or equipment servicing the Premises or the Building, or (c) impair the efficient operation of the sprinkler system (if any) or the HVAC equipment (if any) within or servicing the Premises or the Building. All noises or odors generated by Tenant's use of the Premises shall be muffled or contained in such manner that they do not interfere with the use or occupancy of other tenants or occupants of the Building.

      9.3 Compliance with Law. Tenant shall not use or occupy the Premises or permit anything to be done in, on or about the Premises which will in any way conflict with (a) any statute, ordinance, rule or regulation of governmental authorities now in force or which may hereafter be enacted or promulgated, (b) any covenant, condition or restriction affecting the Building or (c) the certificate of occupancy issued for the

            Premises or any other portion of the Building, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all statutes, ordinances, regulations, rules and/or any directions of any governmental authorities having jurisdiction, including, without limitation, the Americans with Disabilities Act, Title 24 or any other handicap accessibility laws, which shall, by reason of the nature of Tenant's use or occupancy of the Premises, or by reason of any alteration, addition or improvement made by Tenant in the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupancy, or with respect to any other portion of the Building. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Landlord and Tenant agree that Landlord, with regard to Tenant's Premises, will be in full compliance with all hazardous material statutes, ordinances, rules and regulations or governmental authorities, in effect prior to the commencement date of the Lease.

      9.4 Hazardous Materials. Without limiting the generality of the provisions of this Article 9, Tenant, at its sole cost and expense, shall comply with all statutes, ordinances, rules and regulations of governmental authorities relating to the storage, use, transportation, release and/or disposal of radioactive materials, hazardous waste, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances" , "hazardous waste", "hazardous materials" or "toxic substances" under applicable federal, state and local environmental statutes, ordinances, rules or regulations (collectively, "Hazardous Materials"). Tenant shall not store, use, transport, release or dispose of any Hazardous Materials in, on, from or about the Premises without the prior written consent of Landlord. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and its officers, directors, shareholders, partners, members, agents, employees, contractors, invitees, representatives, successors and assigns harmless from and against any and all losses, costs, claims, damages, liabilities and causes of action, including attorneys' fees, arising out of or in connection with the storage, use, transportation, release or disposal of Hazardous Materials by Tenant, its employees, agents, contractors or invitees, including any claims for the clean-up or remediation of any Hazardous Materials. Tenant shall give to Landlord written notice of any communication received by Tenant from any governmental authority or other party alleging the existing of Hazardous Materials in, on, under or about the Premises or the Building, or any alleged violation of environmental laws with respect to the Premises or the Building.

            Without limiting any other provision of this Lease, Tenant shall provide Landlord with access to the Premises during all reasonable times in order to enable Landlord to conduct any inspection, monitoring, remediation, removal or repair relating to the presence or alleged presence of Hazardous Materials in, on under or about the Premises or the Building.

      9.5 Common Area Provisions. Landlord shall have the right, from time to time, temporarily to close portions of the Common Areas in order to prevent a dedication thereof to the public or the perfection of any prescriptive rights therein or to perform repair or maintenance on such portion of the Common Areas; and to change the size, shape, location and extent of the areas, facilities and improvements included in the Common Areas, including changes In the location of driveways, entrances, exits, elevators, stairs, corridors, common restrooms and other portions of the Common Areas. Landlord's exercise of such rights shall not subject Landlord to any liability therefor nor shall Tenant be entitled to any compensation or any diminution or abatement of rent, provided that Landlord exercises such rights in such manner as to minimize any interference with Tenant's use and enjoyment of the Premises to the extent reasonably possible. In no event shall Landlord's exercise of such rights be deemed to be a constructive or actual eviction of Tenant, or a breach of Landlord's covenant of quiet enjoyment.

10.   SERVICES AND UTILITIES.

      10.1 General. Provided that Tenant is not in default hereunder, Landlord shall

            (a) Operate or cause the operation of the HVAC system serving the Premises on generally recognized business days and during hours determined by Landlord in its sole discretion, subject to the Building rules and regulations, as required in Landlord's judgment for the comfortable use and occupancy of the Premises, or as may be permitted or controlled by applicable statutes, ordinances, rules and regulations of governmental authorities. If Tenant desires HVAC service at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable written notice from Tenant, and Tenant shall pay on demand the charges established by Landlord therefor from time to time (including any administrative fee imposed by Landlord). Tenant agrees to cooperate fully with Landlord at all times and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC, system, and Landlord shall not be responsible for the failure of the HVAC system to perform its function due to Tenant's failure to abide by such regulations and requirements. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system,

                  Landlord shall have the right to install supplementary airconditioning units in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord;

            (b) Make customary arrangements with public utilities and/or governmental authorities to furnish electric current to the Premises in amount sufficient for normal lighting by overhead fluorescent fixtures and for normal desktop office equipment and copying equipment. Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Premises, including, without limitation, electronic data processing equipment, special communications equipment, special lighting or any other electrical equipment, which (singly) consumes more than one (1.0) kilowatt per hour at rated capacity or requires a voltage other than 120 volts single-phase, or which consumes more electricity than is usually furnished or supplied for the use of premises as general office space, as determined by Landlord. Landlord shall not restrict Tenant's reasonable electrical usage. Tenant shall not connect any apparatus or device with electric current except through existing electrical outlets in the Premises. Landlord shall have no obligation to install dedicated circuits or other special circuitry or wiring. Tenant shall advise Landlord prior to execution of this Lease and thereafter within five (5) days after written request therefor from Landlord of the nature and quantity of all lights, equipment and machines using electricity in the Premises. If Landlord determines that Tenant is using excessive electricity, Landlord shall have the right to install an electric current meter in or with respect to the Premises in order to measure the amount of electricity consumed on the Premises. The cost of any such meter, any conduits, wiring, panels and other equipment required in connection with such meter, and the installation, maintenance and repair thereof, shall be paid by Tenant to Landlord promptly upon demand, together with the cost of any excessive electricity consumed by Tenant. If Landlord shall not install a separate meter, the excessive electricity shall be determined by Landlord or, at Landlord's option, established by an estimate by a utility company or an electrical engineer retained by Landlord at Tenant's expense;

            (c) Provide access to water in the restrooms on each floor for drinking and lavatory purposes only; if Tenant requires, uses or consumes water for any purposes in addition to ordinary drinking and lavatory purposes, or in excess of the amount thereof usually furnished or supplied for the use of premises as general office space, as determined by Landlord, Landlord shall have the right to install a separate water meter in or with respect to the

                  Premises in order to measure the amount of water consumed by Tenant. The cost of any such meter, and the installation, maintenance, and repair thereof, shall be paid by Tenant to Landlord promptly upon demand, together with the cost of any excessive water consumed by Tenant. If Landlord shall not install a separate meter, the excessive water shall be determined by Landlord or, at Landlord's option, established by an estimate by a utility company or a consultant retained by Landlord at Tenant's expense;

            (d) Maintain and keep lighted the common stairs, common entries and restrooms in the Common Areas of the Building;

            (e) Furnish elevator service, fighting replacement for building standard lights, restroom supplies, window washing and janitorial service to the extent and in such manner as such services are customarily furnished to comparable office buildings in Oakland, California.

            (f) Landlord shall provide a lobby attendant, 24 hours a day, 7 days a week, throughout the term of the Lease.

      10.2 Supplementary Services. Tenant shall pay to Landlord upon demand, at the charges established by Landlord from time to time, the cost of all supplementary services provided by Landlord to Tenant at Tenant's request, which services are in addition to those which Landlord is obligated to provide under this Lease, together with an administrative fee payable to Landlord in the amount established by Landlord from time to time. Such supplementary services shall include, without limitation, maintenance, repair, janitorial, cleaning and other services provided during hours other than ordinary business hours and/or in amounts reasonably considered by Landlord to be in excess of the normal and customary usage thereof for the use of the Premises authorized by this Lease.

      10.3 Interruption of Services. Except for Landlord's gross negligence or willful misconduct, Landlord shall not be in default under this Lease or liable for any damages directly or indirectly resulting from (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services; or (b) the failure to furnish or delay in furnishing any such services, where such failure is caused by any act of God or the elements; a shortage or unavailability of necessary materials, supplies or labor; a shortage or interruption in transportation facilities; riots; civil disturbances; insurrection; war; court order; public enemy; accidents; breakage; strikes, lockouts or other labor disputes; the making of repairs, replacements, alterations, additions or improvements to the Premises or the Building; the inability to obtain an adequate supply of fuel, gas, steam, water, electricity or other utilities or services; or any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure or to any diminution or abatement in any Rent or other amounts payable by Tenant hereunder. In no event shall such failure be construed as a constructive or other eviction of Tenant. If any governmental authority promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory controls or guidelines on Landlord or the Building or any part thereof related to the use or conservation of energy, water, gas, steam, light or electricity or the provision of any other utility or service provided under this Lease, Landlord may, in its sole discretion, comply with such mandatory controls or guidelines. If at any time, the owners of a significant number of buildings in Oakland, California comparable to the Building have elected to comply voluntarily with any request or guideline of any applicable governmental authority, Landlord may also comply with such request or guideline. Such compliance shall in no event entitle Tenant to any damages, or any diminution or abatement in any Rent or other amounts payable by Tenant under this Lease, or constitute or be construed as a constructive or other eviction of Tenant. Tenant shall comply with all rules, regulations and requirements of applicable governmental authorities or utility companies concerning the use of utility services, including any rationing, limitation or other control on the quantity of utilities used or consumed.

      10.4  Payment. - Intentionally Deleted

11.   CONDITION OF THE PREMISES.

      Tenant acknowledges that Tenant is fully informed independently of Landlord as to the character, construction and structure of the Building and the Premises. Tenant's taking possession of the Premises (whether before or after the Scheduled Commencement Date) shall constitute Tenant's acceptance of the Premises and acknowledgment that any Tenant improvements were constructed in accordance with the provisions of this Lease and that the Premises are in good order and satisfactory condition. Tenant shall accept the Premises subject to all applicable statutes, ordinances, rules and regulations of governmental authorities governing and regulating the use or occupancy of the Premises, including, without limitation, all applicable zoning, planning, environmental and land use statutes, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor Landlord's employees, agents or contractors have made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business or the consistency of Tenant's proposed use of the Premises with any applicable zoning, planning, environmental or land use statutes, ordinances, rules or regulations. With the exception of the elevator upgrades, security system, lower level Bart entrance and new front entry doors, no promise of Landlord to alter, remodel, repair or improve the Premises or the Building, and no representation or warranty, express or implied, with respect to any matter or thing relating to the Premises, the Building or this Lease

      (including, without limitation, the condition of the Premises or the Building) has been made to Tenant by Landlord or its agents, employees or contractors other than as may be contained herein. To the best of Landlord's knowledge, Landlord has disclosed all known defects to Tenant.

12.   REPAIRS AND MAINTENANCE.

      12.1 Landlord's Obligation. Landlord shall repair and maintain in good order, condition and repair the structural portions of the Building, including but not limited to the foundations, roof and exterior surfaces of load-bearing walls, but exclusive of doors, door frames, entrances, windows and window frames.

      12.2  Tenant's Obligation.

            (a) Except as provided in Section 12.1 above, Tenant, as a result of Tenant's actions, at Tenant's sole cost and expense, shall keep the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls and floors; all doors, door frames, entrances, windows, window frames and plate glass; all electrical, plumbing, sewer and other utility lines, equipment and systems, including all portions of the HVAC system, whether installed or furnished by Landlord or Tenant, located in or serving the Premises; and all special items and equipment installed by or at the expense of Tenant.

            (b) Tenant shall be responsible for all repairs and alterations in and to the Premises and Building and the facilities and systems thereof, the need for which arises out of (i) Tenant's use or occupancy of the Premises, (ii) the installation, removal, use or operation of any Alterations (as defined below) or any of Tenant's equipment, machinery, trade fixtures, furniture or other personal property in the Premises, (iii) the moving of Tenant's equipment, machinery, trade fixtures, furniture or other personal property into or out of the Building, or (iv) the negligent or willful act or omission of Tenant, its agents, contractors, employees or invitees.

            (c) If Tenant fails to keep the Premises in good order, condition and repair, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform the work or repair and maintenance. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the Interest Rate from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

      12.3 Compliance with Law. Landlord and Tenant shall each do all acts required to comply with all applicable statutes, ordinances, rules and regulations of any governmental authority relating to the performance of their respective repair and maintenance obligations as set forth herein.

      12.4 Waiver by Tenant. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair, including, without limitations Sections 1932, 1941 and 1942 of the California Civil Code or any other, similar statute, ordinance, rule or regulation now or hereafter in effect. Notwithstanding the above, Tenant shall have the right to make repairs at Landlord's expense provided Landlord has not responded within five (5) days to Tenant's written notification, and Tenant cannot use the Premises for Tenant's business.

      12.5 Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install machines or equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenant or occupant.

      12.6 Landlord Not Liable. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, except to the extent covered by Landlord's insurance, and Tenant's obligations under this Lease shall not be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises to the extent reasonably possible. In no event shall Landlord be liable to Tenant for any consequential damages regardless of the cause of such damages, with the exception of gross negligence or willful misconduct on the part of Landlord.

      12.7 Notice of Condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in the Building's mechanical, electric, plumbing, HVAC or other systems serving or located in the Premises.

13.   ALTERATIONS

      13.1 General. Tenant shall not make any additions, alterations or improvements to the Premises (collectively, "Alterations"), including, without limitation, those required by Tenant in order to prepare the Premises for Tenant's occupancy or to enable Tenant to conduct its business therein, without obtaining the prior written consent of Landlord. In no event shall Tenant make any Alterations to the Premises which affect the structural integrity of the Building or the functioning of any Building systems,, or which reduce the value of the Premises or the Building. In the event that Tenant shall desire to make any Alterations, Tenant shall submit to Landlord such information as Landlord may require prior to the commencement of construction or installation of such Alterations, including, without limitation, plans and specifications for the Alterations and the identity and qualifications of Tenant's proposed contractor. The plans and specifications for the Alterations, Tenant's proposed contractor and the time for performance of the Alterations shall be subject to Landlord's prior written approval. Tenant shall reimburse Landlord for Landlord's costs of considering Tenant's requests for approval of any such Alterations, including any cost or expense which Landlord may incur in electing to have architects and engineers review plans and specifications. Subsequent to obtaining Landlord's consent and prior to commencement of construction or installation of the Alterations, Tenant shall deliver to Landlord copies of the building permit and executed construction contract covering the Alterations. Landlord's consent may be conditioned upon Tenant's removing any such Alterations upon the expiration or earlier termination of this Lease and restoring the Premises to the same condition as on the Commencement Date. All work with respect to any Alterations shall be done in a good and workmanlike manner by the contractor approved by Landlord, shall comply with all applicable statutes, ordinances, rules and regulations of governmental authorities having jurisdiction thereof, and shall be diligently prosecuted to completion. At Landlord's option, Landlord shall have the right to construct the Alterations for Tenant's account. If Landlord so elects, Tenant shall reimburse Landlord for any and all costs thereof (including, without limitation, the costs of design, labor, materials, equipment, and a construction fee of fifteen percent (15%) of the total cost of construction of the Alterations) within ten (10) days after receipt of Landlord's Invoice.

      13.2 Construction Indemnity. Tenant shall pay the costs of any work done on the Premises pursuant to Section 13.1, and shall keep the Premises and Building free and clear of liens of any kind. Tenant shall indemnify, defend, hold Landlord harmless from and against any and all losses, costs, claims, damages, liabilities and causes of action (including attorneys' fees) arising out of or in any way connected with Tenant's performance of any work of construction, alteration, addition, improvement, repair or maintenance in the Premises, or claims for work or labor performed, or materials or supplies furnished, to or at the request of Tenant or in connection with the performance of any work done for the account of Tenant in the Premises or the Building, whether or not Tenant obtained Landlord's permission to have such work done, labor performed or materials or supplies furnished excluding work performed by Landlord on behalf of Tenant.

      13.3 Notices. At least twenty (20) days prior to the actual commencement of any work for which a claim or lien may be flied, Tenant shall give Landlord written notice of the intended commencement date to enable Landlord to post and/or record notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises or the Building, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

      13.4 Bonds. Landlord, at Landlord's option, shall have the right to require that Tenant provide to Landlord, at Tenant's expense, payment and/or performance bonds In an amount equal to at least one and one-half (1 1/2) times the total estimated costs of any Alterations to be made in or to the Premises to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this
            Section 13.4 shall relieve Tenant of its obligation under Section
            13.2 to keep the Premises and the Building free of all liens.

      13.5  Removal. Unless their removal is required by Landlord as provided in
            Section 13.1, all Alterations shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term or earlier termination of this Lease; provided, however, that Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises shall remain the property of Tenant and may be removed by Tenant; provided, however, that if Tenant shall remove any such equipment, machinery or trade fixtures, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, and shall return the Premises and/or the Building to their condition prior to the installation of any such equipment, machinery or trade fixtures.

      13.6 Common Area Provisions. Tenant shall not use any portion of the Common Areas or any other portion of Building other than the Premises in connection with the making of any Alterations without Landlord's prior written consent. If any Alterations that Tenant shall construct result in Tenant or Landlord being required to make any alterations, additions or improvements to the Premises, or in Landlord being required to make any alterations, additions or improvements to any other portions of the

            Building, in any case in order to comply with applicable statutes, ordinances, rules or regulations of governmental authorities, including, without limitation, the Americans with Disabilities Act, Title 24 or any regulations promulgated thereunder, or any similar state or local statutes, ordinances, rules or regulations, then Tenant shall be obligated to make all such alterations, additions or improvements, or, at Landlord's option, Tenant shall reimburse Landlord upon demand for all cost and expense incurred by Landlord making such alterations, additions or improvements.

      13.7 Initial Tenant Improvements: The initial tenant Improvements are excluded from clauses 13.1, 13.2, and 13.3.

14.   RULES AND REGULATIONS.

      Tenant shall comply with (and shall cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "B" and with such modifications thereof and additions thereto as Landlord may from time to time make. Landlord shall not be responsible for any violation of such rules and regulations by other tenants or occupants of the Building. In the event of any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall prevail and be controlling.

15.   ENTRY BY LANDLORD.

      Landlord shall have the right to enter the Premises at reasonable hours and after reasonable notice, except In the event of an emergency in which event no notice shall be required, to: (a) inspect the Premises; (b) exhibit the same to prospective purchasers, lenders or tenants; (c) determine whether Tenant is complying with all of its obligations hereunder; (d) provide janitorial service and any other service to be provided by Landlord to Tenant hereunder; (e) post notices of non-responsibility; and (f) make repairs required of Landlord under the terms hereof or make repairs to any adjoining space or utility services (including checking, adjusting, calibrating or balancing the HVAC system) or make repairs, alterations or improvements to any other portion of the Building. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, provided that Landlord takes reasonable steps to minimize the interference with Tenant's use and enjoyment of the Premises. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (including Tenant's vaults, safes and similar areas agreed upon in writing by Tenant and Landlord). Landlord shall have the right to use any and all means which Landlord may deem appropriate to open such doors in an emergency in order to obtain entry to the Premises, and no entry to the Premises obtained by Landlord by any of such means shall under any circumstance be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.

16.   ASSIGNMENT AND SUBLEASE.

      16.1 General. Tenant shall not, voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord: (a) assign, mortgage, pledge, hypothecate, encumber or otherwise transfer Tenant's leasehold interest under this Lease; (b) permit the Premises or any part thereof to be used or occupied by anyone other than Tenant (whether as concessionaire, franchisee, licensee or otherwise); or (c) sublease or offer or market for sublease the Premises or any part thereof. Subject to the provisions of this
            Article 16, Landlord shall not unreasonably withhold its consent to a proposed assignment or sublease. Any of the foregoing acts done without Landlord's consent shall be void and shall, at the option of Landlord, terminate this Lease. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of greater than fifty percent (50%) of the capital stock in Tenant, shall be deemed a voluntary assignment of this Lease by Tenant. If Tenant is a partnership or limited liability company, a withdrawal or change, voluntarily, involuntarily or by operation of law, of any general partner or any manager or managing member, as applicable, or any partner or partners or member or members, as applicable, owning a total of greater than fifty percent (50%) of the partnership interest of such partnership or membership interest of such limited liability company, as applicable, or the dissolution of the partnership or limited liability company, shall be deemed a voluntary assignment of this Lease by Tenant.

      16.2 Notice and Procedure. If at any time or from time to time during the Term, Tenant desires to assign this Lease or sublease all or any part of the Premises, at least thirty (30) days prior to the date on which Tenant desires the assignment or sublease to be effective ("Transfer Date"), Tenant shall give written notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant and the space proposed to be assigned or subleased ("Subject Space"). Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant, and such additional information concerning the proposed assignment or sublease, as Landlord may reasonably request, and Tenant's notice shall not be deemed to have been given until Landlord receives such information. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Landlord's receipt of Tenant's notice (a) in the case of an assignment or sublease, to terminate this Lease as to the Subject Space as of the Transfer Date, (b) in the case of a sublease, to sublease the Subject Space from Tenant on the terms and provisions set forth in

            Tenant's notice, or (c) consent or decline to consent to the proposed assignment or sublease in accordance with the provisions of this Article 16.

      16.3 Landlord's Consent. Landlord shall be entitled to consider any reasonable factor in determining whether or not to consent to a proposed assignment or sublease. Without limiting any other circumstances in which it may be reasonable for Landlord to withhold its consent to a proposed assignment or sublease, Tenant acknowledges and agrees that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease under any of the following circumstances:

            (a) The financial condition of the proposed assignee or subtenant shall not be equal to or greater than Tenant's financial condition as of the date hereof or shall not satisfy Landlord's then-current credit standards for tenants of the Building, or the proposed assignee or subtenant shall not otherwise have the financial capacity to perform all obligations under this Lease to be performed by Tenant;

            (b) The proposed use of the Premises by the proposed assignee or subtenant shall (i) not comply with the provisions of Article 9 hereof, (ii) not be consistent with the general character of businesses carried on by tenants of a first-class office building, (iii) increase the likelihood of damage or destruction to the Premises or Building, (iv) increase the density of occupancy of the Premises, (v) be likely to cause an increase in insurance premiums for insurance policies carried by Landlord with respect to the Building, or (vi) otherwise adversely impact the Premises, the Building or Landlord's interest therein; or

            (c) Any mortgagee or beneficiary under a deed of trust whose consent to the assignment or sublease is required shall not consent thereto.

      16.4 Conditions. If Landlord consents to an assignment or sublease in writing, Tenant shall be entitled to assign or sublease the Subject Space to the proposed assignee or subtenant, subject to the following conditions:

            (a) As of the effective date of such assignment or sublease, Tenant shall not be in default under this Lease;

            (b) The assignment or sublease shall be on the same terms set forth in Tenant's notice given to Landlord;

            (c) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any portion thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

            (d) No assignee or subtenant shall have a further right to assign or sublease;

            (e) Any proposed sublease would not result In more than two subleases of portions of the Premises being In effect during the term;

            (f) Any assignee shall have assumed in writing the obligations of Tenant under this Lease;

            (g) Any subtenant shall have agreed in writing to comply with all applicable terms and provisions of this Lease; and

            (h) After deducting costs associated with obtaining a subtenant, such as tenant improvements, leasing commissions and legal fees, any sums or other economic consideration received by Tenant as a result of such assignment or sublease, however denominated under the assignment or sublease, which exceed, in the aggregate, Base Rent which Tenant is obligated to pay Landlord under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be paid to the Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder. At Landlord's request Tenant shall deliver to Landlord such evidence of the sums or other economic consideration expended or received by Tenant as a result of the assignment or sublease as Landlord shall require from time to time.

      16.5 Permitted Assignments. Notwithstanding the foregoing provisions, Tenant shall have the right to assign this Lease or sublease the Premises or any portion thereof, without Landlord's consent and without allowing Landlord to exercise the rights set forth in
            Section 16.2 (a) or (b) above, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from a merger or consolidation with Tenant or to any person or entity which acquires all of the assets of Tenant's business as a going concern; provided that (a) the assignee or subtenant assumes, in full, the obligations of Tenant under this Lease, (b) Tenant remains fully liable under this Lease, and (c) the assignee or subtenant fully complies with the provisions of Article 9 above. Tenant shall give Landlord written notification of Tenant's intention to assign this Lease as permitted under this Section 16.5 and Landlord shall have five (5) business days to respond.

      16.6 Continuing Liability. Regardless of Landlord's consent, no sublease or assignment shall release Tenant from any of Tenant's obligations under this Lease, or alter, impair or diminish the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provisions hereof. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. In the event of a default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or subleases or amendments or modifications of the Lease with assignees of Tenant, without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto, and any such actions shall not relieve Tenant of liability under this Lease. If Tenant assigns the Lease or subleases the Premises or requests the consent of Landlord to any assignment or sublease, then Tenant shall, upon demand, pay Landlord an administrative fee of Five Hundred Dollars ($500) plus any attorneys' fees incurred by Landlord in connection with such act or request.

17.   HOLDING OVER.

      If after expiration of the Term or earlier termination of this Lease, Tenant remains in possession of the Premises with Landlord's express permission. Tenant shall become a tenant from month-to-month only, upon all the provisions of this Lease (except as to term and Base Rent), including the obligation to pay Tenant's Proportionate Share of Excess Operating Costs and Tenant's Proportionate Share of Excess Taxes, but the Rent payable by Tenant shall be increased to one hundred twenty-five (125%) of the Rent payable by Tenant at the expiration of the Term or earlier termination of this Lease. Such monthly Rent shall be payable in advance on or before the first day of each month. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and liabilities (including attorneys' fees) resulting from Tenant's failure to surrender possession, including, without limitation, any claims made by any succeeding tenant.

18.   SURRENDER OF PREMISES.

      At the expiration of the Term or upon earlier termination of this Lease, Tenant shall peaceably surrender possession the Premises to Landlord in broom-clean condition and in as good condition as when Tenant took possession, except for reasonable wear and tear. Tenant shall have the right to remove from the Premises any of Tenant's machinery, equipment, trade fixtures or furnishings which may be removed without causing damage to the Premises, and Tenant shall remove any Alterations and any other alterations, additions, improvements, machinery, equipment, trade fixtures or furnishings which Landlord shall direct to be removed in accordance with the provisions of this Lease. Tenant shall promptly repair any damage to the Premises or the Building caused by any such removal. Any personal property of Tenant not removed from the Premises shall be deemed to have been abandoned by Tenant and, at Landlord's option, shall thereupon become the property of Landlord. If Landlord elects to remove all or any part of Tenant's personal property, the cost of removal, including the cost of repairing any damage to the Premises or the Building caused by such removal, and the cost of any storage shall be paid by Tenant. At the expiration of the Term or upon any earlier termination of this Lease, Tenant shall surrender all keys to the Premises to the Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

19.   DESTRUCTION OR DAMAGE.

      19.1 Insured Casualty. If the Premises or the portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, and Landlord shall have received insurance proceeds sufficient to fully repair and restore the Premises and Building, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's opinion, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs, but only to the extent of the rental loss insurance proceeds received by Landlord by reason of such damage. If, in Landlord's opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within forty-five (45) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of damage, to (a) repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be abated as provided above, or (b) terminate this Lease, or (c) Tenant may elect, after receiving Landlord's notice of the number of days required to make repairs, to terminate this Lease if the repairs cannot be completed in forty-five (45) days.

      19.2 Uninsured Casualty. If the Premises or the portion of the Building necessary for Tenant's occupancy are damage by fire, earthquake, act of

            God, the elements or other casualty, and Landlord shall not have received insurance proceeds sufficient to fully repair and restore the Premises and Building, Landlord shall have the right to (a) repair the damage as soon as reasonably possible at Landlord's expense (unless the damage or destruction was caused by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, in which event Tenant shall pay all costs of repair), in which case this Lease shall continue in full force and effect, or (b) terminate this Lease, in which event Landlord shall give written notice to Tenant within thirty (30) days following the event of damage of Landlord's election to terminate this Lease as of the date of the event of damage, and if the damage was caused by the negligence or willful misconduct of Tenant, its employees, agents, contractors or invitees, Tenant shall be liable therefor to Landlord, or (c) Tenant may elect, after receiving Landlord's notice of the number of days required to make repairs, to terminate this Lease if the repairs cannot be completed in forty-five (45) days.

      19.3 Building. If any other portion of the Building is damaged, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such damage (but shall not be obligated), to repair such damage, in which event this Lease shall continue in full force and effect. If Landlord shall not elect to make such repairs, Landlord shall have the right to terminate this Lease as of the date of expiration of such thirty (30) day period.

      19.4 Liability for Tenant's Property. In no event shall Landlord have any liability for, and in no event shall Landlord be required to repair or restore, any damage to or destruction of any Alterations or any machinery, equipment, trade fixtures, furniture or other property installed by or at the expense of Tenant or otherwise located in the Premises. If Landlord shall not elect to terminate this Lease pursuant to this Article, Tenant shall promptly repair or restore all such property to the condition existing immediately prior to the event of damage. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises or Building as a result of any damage from fire or other casualty.

      19.5 Waiver of Remedies. Landlord and Tenant acknowledge and agree that the rights and obligations of the parties in the event of the damage or destruction of the Premises shall be as set forth in this Article. Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as set forth in Section 19.1(c) above, or the Building, except as expressly provided by this Lease, including, without limitation, any rights pursuant to the provisions of Sections 1932(2) and 1933(4) of the California Civil Code, as amended, or any other similar provisions of law.

20.   EMINENT DOMAIN.

      20.1 Taking. If the entire Building or Premises is taken by condemnation or in any other lawful manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the entire Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within thirty (30) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within thirty (30) days after the date of such taking. If either Landlord or Tenant elects to terminate this Lease, the Lease shall terminate thirty (30) days after such notice. The Rent shall be prorated to the date of termination. If this Lease shall not be terminated upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Building.

      20.2 Temporary Taking. If the Premises shall be temporarily condemned or taken for governmental occupancy for a period of more than one year, this Lease shall terminate as of the date of taking, and Landlord shall be entitled to any and all compensation, damages, income, rent and awards in connection therewith. If the Premises shall be temporarily taken for a period of one year or less, this Lease shall remain in full force and effect, but any condemnation award as a result of such taking shall be payable to Tenant.

      20.3 Condemnation Award. In the event of any taking, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's personal property. In no event shall Tenant be entitled to receive any award for any "bonus value" of this Lease or otherwise attributable to the value of Tenant's interest under this Lease or in or to the Premises. Each party hereby waives the provisions of California Code of Civil Procedure Sections 1265.120 and 1265.130 allowing either party to petition the

            Superior Court to terminate this Lease in the event of a partial taking of the Premises.

      20.4 Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of the portion of the condemnation award expressly made to Landlord for the purpose of making such restoration to the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any Alterations or any of Tenant's machinery, equipment, trade fixtures, furniture or other personal property of Tenant.

21.   INDEMNIFICATION; WAIVER.

      21.1 Tenant's Indemnity. Tenant shall indemnify, defend and hold Landlord and Landlord's employees, agents or contractors harmless against and from losses, costs, claims, damages, liabilities or causes of action (including attorneys' fees) arising out of or in any way connected with: (a) Tenant's use or occupancy of the Premises or the conduct of Tenant's business thereon, or any work, activity or other things allowed or suffered by Tenant to be done in or on the Premises; (b) any breach or default by Tenant in any of Tenant's obligations under this Lease; (c) any negligent or willful act or omission of Tenant, its agents, employees, invitees or contractors; or (d) any damage to any property or injury, illness or death of any person occurring in or on the Premises, or any part thereof, arising at any time and from any cause whatsoever unless arising out of gross negligence or willful misconduct of Landlord. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in or on the Premises from any cause whatsoever.

      21.2 Waiver. Neither Landlord or Landlord's agents, employees or contractors shall be liable for, and Tenant hereby waives all claims against Landlord and such other parties with respect to, any injury or damage which may be sustained by the person or property of Tenant, its employees, agents, invitees or customers, or any other person in or about the Premises, caused by or resulting from any cause whatsoever, including, without limitation, fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises; the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures; the interruption of any public utility or service; acts of the God or the elements, acts of public enemy, riot, strike, insurrection, war, court order or order of governmental authority; or explosion, fire or theft, in any case, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources, except as to Landlord's gross negligence or willful misconduct. Neither Landlord or Landlord's agents, employees or contractors shall be liable for any damages arising from any act or omission of any other tenant or occupant of the Building. In no event shall Landlord be liable or responsible in any way for any loss of business by Tenant, lost profits of Tenant or any other consequential damages of Tenant or its employees, agents, invitees or customers, regardless of the cause therefor.

22.   TENANT'S INSURANCE.

      22.1 Throughout the Term, Tenant shall procure, pay for and maintain in effect commercial general liability insurance with respect to Tenant's construction of improvements on the Premises; the use, operation or condition of the Premises; and the operations of Tenant in, on or about the Premises, with a minimum coverage of not less than Two Million Dollars ($2,000,000) combined single limit for bodily injury, death and property damage liability.

      22.2 Property Insurance. Throughout the term, Tenant shall procure, pay for and maintain in effect a policy of "all risk" property insurance, with theft, vandalism and malicious mischief endorsements, covering any Alterations and Tenant's machinery, equipment, trade fixtures, furniture and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. If this Lease shall terminate following a casualty as set forth herein, the proceeds of such insurance allocable to Alterations shall be paid to Landlord, and the proceeds of such insurance allocable to the other property set forth above shall be paid to Tenant.

      22.3 Additional Insurance. Throughout the Term, Tenant shall procure, pay for and maintain an effect such additional insurance with such forms of coverage and in such amounts as Landlord shall reasonably require, including, without limitation, workers' compensation insurance and employers' liability insurance as required by law.

      22.4 Requirements. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State of California. Each policy shall name Landlord, Landlord's agents and, at Landlord's request, any mortgagee of Landlord as an additional insureds, as their respective interests may appear. Each policy shall contain (a) a cross-liability endorsement, (b) a provision that such policy and the coverage evidenced thereby shall be primary and noncontributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (c) a waiver by the Insurer of any right of subrogation against Landlord to the extent required under Section 22.6 below. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder. No such policy shall be cancelable except after thirty (30) days' written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure such insurance on Tenant's behalf and charge Tenant for the premiums together with interest thereon at the Interest Rate, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

      22.5 Adjustments. Landlord shall have the right, periodically during the Term, but not more frequently than once each twelve (12) months, to require that Tenant increase the coverage amounts for the insurance that Tenant is obligated to carry under this Lease to amounts to equal to the then-prevailing coverage amounts required by prudent landlords of comparable office buildings in Oakland, California, as determined by Landlord in its reasonable judgment.

      22.6 Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other party, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any property insurance policy which either may have in force at the time of the loss or damage. To the extent that such insurance endorsement is available at no or nominal additional premium charge and does not adversely affect the ability of such party to obtain such insurance, Landlord and Tenant each agree to obtain for the benefit of the other party in the insurance policies carried by the first party a waiver or any right of subrogation which any insurer of the party may acquire.

23.   SUBORDINATION AND ATTORNMENT.

      22.1 Subordination of Lease. This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount now or hereafter encumbering Landlord's interest in the Premises or Building, all without the necessity of having further instruments executed on the part of Tenant in order to effectuate such subordination. Upon the written request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord such further instruments evidencing the subordination of this Lease to the lien of any such mortgages or deeds of trust as may be required by Landlord, and Tenant shall attorn to any such mortgagee or beneficiary under any mortgage or deed of trust in the event of a foreclosure or a deed in lieu of foreclosure, or other purchaser or a grantee in respect thereof; provided, however, that each mortgagee or beneficiary under any such mortgage or deed of trust, or purchaser or grantee in respect thereof, shall agree not to terminate or disturb Tenant's possession of the Premises under this Lease in the event of a foreclosure of such mortgage or deed of trust or a deed in lieu thereof, as long as Tenant is not in default under this Lease at such time. Notwithstanding the foregoing, any mortgagee or beneficiary under a mortgage or deed of trust may at any time subordinate its mortgage or deed of trust to this Lease in all or in part, without Tenant's consent, by execution of a written instrument subordinating such mortgage or deed of trust to this Lease, in which case this Lease shall be deemed prior to such mortgage or deed of trust without regard to their respective dates of execution, delivery and/or recording.

      23.2 Approval by Lenders. Tenant acknowledges that the provisions of this Lease may be subject to the approval of any lender that may hereafter make a loan secured by a mortgage or deed of trust on the Premises or Building. If such lender shall require, as a condition of such financing that reasonable modifications be made to this Lease, at Lender's request, Tenant agrees to execute appropriate amendments to this Lease to effect such modifications; provided, however, that such modifications shall not change the size, location or dimensions of the Premises or increase the amount of the Rent or the other amounts payable by Tenant under this Lease.

24.   ESTOPPEL CERTIFICATES.

      Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications;
      (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid; (c) the amount of any Security Deposit made with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; (e) that Tenant is not in default hereunder, or stating such defaults as Tenant shall specify; and (f) certifying as to such other matters as Landlord may reasonable require. Any such statement may be relied upon by a purchaser, assignee or lender. Tenant's failure to execute and deliver such statement within the time required shall, at Landlord's election, be a default under this Lease and shall also be conclusive upon Tenant as to the matters set forth in such statement.

25.   TRANSFER OF LANDLORD'S INTEREST.

      The term "Landlord" as used herein shall mean only the owner or owners at the times in question of title to the Premises or the Building. In the event of any sale or transfer by Landlord of the Premises or Building, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building or Lease occurring after the consummation of such sale or transfer. If any Security Deposit has been made by Tenant, Landlord may transfer the Security Deposit to Landlord's successor and upon such transfer, Landlord shall be relieved of further liability with respect thereto. This Lease shall not affected by any such sale or transfer, and Tenant agrees to attorn to the purchaser or transferee, such attornment to be effective and self-operative without the execution of any further instruments on the part of Landlord or Tenant.

26.   DEFAULT.

      26.1 Tenant's Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by
            Tenant:

            (a)   Tenant abandons or vacates the Premises; or

            (b) Tenant fails to pay when due any Rent or any other amounts required to be paid by Tenant under this Lease; or

            (c) Tenant fails to perform any other covenant, agreement or obligation contained in this Lease, and such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; or

            (d) A writ of attachment or execution is levied on Tenant's interest under this Lease; or

            (e) Tenant makes a general assignment for the benefit of creditor, or provides for an arrangement, composition, extension or adjustment with its creditors; or

            (f) Tenant files a voluntary petition for relief under the U.S. Bankruptcy Code or any other federal or state bankruptcy, insolvency or debtor relief laws (collectively, "Insolvency Laws"), or a petition for relief is filed against Tenant under any Insolvency Laws and not withdrawn or dismissed within forty-five (45) days thereafter; or

            (g) Appointment of a receiver, trustee, custodian or other person to take possession of all or substantially all of Tenant's assets; or

            (h) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) Tenant, if Tenant is a corporation, partnership or limited liability company.

      26.2 Remedies. In the event of Tenant's default hereunder, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

            (a) Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease;

            (b) Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; and/or

            (c) Reenter the Premises under the provisions of subparagraph (b), and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

            If Landlord reenters the Premises under the provisions of subparagraphs (b) or (c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other amounts payable hereunder, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's personal property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by

            Landlord in connection with such reletting or in making alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

            If Landlord shall terminate this Lease under the provisions of subparagraphs (a) or (c) above, in addition to any of the rights and remedies to which Landlord may be entitled under applicable law, Landlord may recover as damages from Tenant the following:

            (1) Past Rent. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

            (2) Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (3) Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

            (4) Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in
                  (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers' commissions.

            "The worth at the time of the award" as used in subparagraphs (1) and (2) above is to be computed by allowing interest at the Interest Rate. "The worth at the time of the award" as used in subparagraph
            (3) above is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

            The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

      26.3 Landlord's Default. In no event shall Landlord be deemed to be in default under this Lease unless and until Landlord shall have defaulted in the performance of its obligations under this Lease and Tenant shall have given to Landlord written notice of the default and, within a reasonable period of time following Landlord's receipt of such notice, but in no event less than thirty (30) days following Landlord's receipt of such notice, Landlord shall not commence diligently to prosecute the cure of such default to completion. In the event of any alleged default on the part of Landlord under this Lease, Tenant shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such shall be necessary to effect a cure. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other amounts due and payable under this Lease except as otherwise specifically provided herein. The liability of Landlord under this Lease or otherwise in the connection with the Premises or the Building shall be limited to Landlord's interest in the Building, and in no event shall any other assets of Landlord or any assets of any constituent partner or member of Landlord be subject to any liability arising out of or in connection with this Lease, the Premises or the Building.

27.   BROKERS.

      Tenant represents and warrants that Tenant has not dealt with any real estate broker, agent, finder or salesperson in connection with this Lease, except the real estate broker listed in Article 1. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, costs, claims, damages, liabilities and cause of action (including attorneys' fees) arising out of or relating to any breach of the foregoing representation warranty or arising out of or related to any claim made by any broker, agent, finder, or salesperson claiming to have dealt with Tenant.

28.   NOTICES.

      All notices and other communications permitted or required to be given under this Lease shall be in writing and deemed duly served or given when personally delivered or transmitted by a private nationally recognized overnight courier service, or forty-eight (48) hours after deposit in the United States mail, certified or registered, postage prepaid, and addressed as follows: (a) if to Landlord, to Landlord's Notice Address and to the Building manager, and (b) if to Tenant, to Tenant's Notice Address; provided, however, notices to Tenant shall be deemed duly served or given if delivered or mailed to Tenant at the Premises. Landlord and Tenant may from time to time by written notice to the other party designate another address for receipt of future notices.

29.   QUIET ENJOYMENT.

      Tenant, upon paying the Rent and performing all of its other obligations under this Lease, shall peaceably and quietly enjoy the Premises throughout the Term without any hindrance or interruption by Landlord or any person lawfully claiming by, through or under Landlord, subject to the terms of this Lease and to any mortgage, or deed of trust to which this Lease may be subordinate.

30.   FORCE MAJEURE.

      Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, lockouts, other labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Notwithstanding the foregoing, in no event shall Tenant's obligation to pay Rent or other amounts payable under the Lease be excused or delayed.

31.   SIGN CONTROL.

      Tenant shall not place or cause to be placed, erected or maintained on any exterior door, wall, window or roof of the Premises or the Building, or on the glass of any window or door of the Premises, or on any sidewalk or other location outside of the Premises, any sign, plaque, decoration, light, lettering or other advertising material of any kind or description (collectively, "Signage") without Landlord's prior written consent. The size, content, design and/or location of any Signage shall be subject to Landlord's prior written approval, and shall comply with all applicable statutes, ordinances, rules and regulations of governmental authorities. If Tenant shall place or cause to be placed or shall maintain any Signage in violation of the foregoing provisions then, without limiting Landlord's other rights by reason thereof, Landlord shall have the right to cause the same to removed without notice to Tenant and without being liable to Tenant by reason of such removal. Landlord shall have the right to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord. Landlord shall have the right to place or cause to be placed and to maintain on the exterior of the Building such Signage as Landlord shall desire.


32.   MISCELLANEOUS.

      32.1 Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent. No endorsement or statement on any check or letter accompanying any check or payment made on account of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any amount owing by Tenant and then due and payable.

      32.2 Attorneys' Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the prevailing party in such action or proceeding shall be entitled to recover all costs and expenses of such action or proceeding, including attorneys' fees, and costs.

      32.3 Captions. The captions of Articles and Sections of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

      32.4 Governing Law. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

      32.5 Consent. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no claim for, and hereby waives the right to any claim against Landlord for, money damages by reason of any refusal, withholding or delaying by Landlord of any consent or approval, and in such event Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right of such consent or approval.

      32.6 Authority. If Tenant executes this Lease as a corporation, partnership or limited liability company, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has full right and authority to enter into this Lease, and that each of the persons executing this Lease on behalf of Tenant are authorized to do so. Upon Landlord's request,

            Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Landlord does hereby covenant and warrant that Landlord or Landlord's Agent, Colliers International, is authorized to sign this Lease.

      32.7 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Lease.

      32.8 Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building. The execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

      32.9 Financial Statements. Tenant shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

      32.10 Further Assurances. Each party shall promptly execute all documents and take such other and further acts as maybe reasonably requested by the other party in order to give effect to the provisions of this Lease.

      32.11 Prior Agreements; Amendments. This Lease contains all of the agreements of the parties with respect to any matter covered in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. This Lease may not be amended except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

      32.12 Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" or memorandum of this Lease for recording purposes.

      32.13 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      32.14 Successors and Assigns. Subject to the provisions of Article 16 of this Lease, this Lease shall be binding upon, and shall inure to the benefit of, the heirs, personal representatives, successors and assigns of the parties hereto.

      32.15 Time of the Essence. Time is of the essence of this Lease and each and every provision hereof.

      32.16 Waiver. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

      32.17 No Merger. A voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, either terminate any existing subleases or operate as an assignment to Landlord of any such subleases.

      32.18 No Light, Air or View Easement. Nothing contained in this Lease shall grant to or confer upon Tenant any right to receive any particular amount or level of light, air or view from the Premises. Any diminution in or shutting off of light, air or view by any structure which is now or may hereafter be erected on property adjacent to the Building shall in no way affect this Lease or impose any liability upon Landlord. Noise, dust or vibration or other aspects of the new construction of improvements on property adjacent to the Building, whether or not owned by Landlord, shall in no way affect this Lease or impose any liability on Landlord.

      32.19 No Representations or Warranties. Neither Landlord nor Landlord's officers, directors, shareholders, members, partners, employees, agents or contractors have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein.

      32.20 Name. Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by Tenant in the Premises. Landlord shall have the right to change the name of the Building and/or the street address of the Building from time to time in Landlord's sole discretion.

      32.21 Exhibits, Addendum. The exhibits listed below and the addendum, If any, listed below, are incorporated by reference into this Lease:

            (a)   Exhibit "A" - Floor Plan of Premises

            (b)   Exhibit "B" - Rules and Regulations

            (c)   Exhibit "C" - Work Agreement

            (d)   Addendum

      IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first set forth above.

LANDLORD                                     TENANT

CENTRAL BUILDING LLC                         CYBERGOLD, INC.

By Its Managing Agent                        By:  /s/ CYBERGOLD
                                                --------------------------------

COLLIERS INTERNATIONAL                       Its: Chief Operating Officer
                                                 -------------------------------

By: /s/ COLLIERS INTERNATIONAL
    -----------------------------------
Its: Managing Agent
    -----------------------------------

                                  EXHIBIT "A"

                             FLOOR PLAN OF PREMISES

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

      Unless otherwise defined herein, capitalized terms used in these Rules and Regulations have the meanings given to such terms in the Lease.

      1. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, any persons occupying, using or entering the Building, or any equipment, furnishings or contents of the Building, and Tenant will comply with Landlord's requirements relating to such systems and procedures.

      2. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building may not be obstructed by any Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. Tenant may not go upon the roof of the Building except as may be permitted in writing by Landlord. Tenant may not place or install any object (including, without limitation, radio and television antenna, loud speakers, sound amplifiers, microwave dishes, solar devices, or similar devices) on the exterior of the Building or on the roof of the Building.

      3. No sign, placard, picture, name, advertisement or written notice visible from the exterior of the Premises may be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Tenant shall conform to Landlord's general guidelines relating to signs inside the Building on the office floors. All approved signs or lettering on doors will be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted. Landlord may remove all items in violation of the foregoing without any liability, and may charge the expense incurred by such removal to Tenant.

      4. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. Tenant shall not use or permit the use of the Premises in any manner which involves an unusual risk of injury to any person. No cooking is allowed in the Premises, except in areas of the Premises which are specially constructed for cooking and except that use by Tenant of microwave ovens and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable laws.

      5. Tenant may not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. If Tenant's actions result in any increased expense for any required cleaning, Landlord shall have the right to assess Tenant for such expenses. Janitorial service will not be furnished on nights rooms are occupied after 9:00 p.m. unless, by prior agreement, Landlord shall have agreed to extend service to a later hour for specifically designated rooms.

      6. Landlord will furnish Tenant with two (2) keys to the Premises. Additional keys shall be obtained only from Landlord, and Landlord may impose a reasonable charge for such additional keys. No additional locking devices shall be installed in the Premises by Tenant, nor shall any locking device be changed or altered in any respect without the prior written consent of Landlord. Tenant shall provide Landlord with keys to all locks installed in the Premises, excluding Tenant's vaults and safes. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord all keys to doors in the Premises.

      7. The restrooms, toilets, urinals, wash bowls and other plumbing fixtures may not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other foreign substances may be deposited in such plumbing fixtures. All damages resulting from Tenant's misuse of such fixtures will be assessed to Tenant.

      8. The elevator designated for freight by Landlord will be available for use by Tenant during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furnishings, supplies, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Such insurance must be sufficient in Landlord's sole opinion to cover all personal liability, theft or damage to the Premises and the Building, including, but not limited to, floor coverings, doors, walls, elevators, stairs and landscaping. All moving operations will be conducted at such times and in such a manner as Landlord will direct, and all moving will take place during non-business hours unless Landlord otherwise agrees in writing. Tenant will be responsible for the provision of Building security during all moving operations, and will be liable for all losses and damages sustained by any party as a result of the failure to supply adequate security. Landlord will have the right to prescribe the weight, size and position of all property brought into the Building. Heavy objects will, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Premises or the Building will be repaired at the expense of Tenant. Landlord reserves the right to inspect all such property to be brought into the Building and to exclude from the Building all property which violates any of these Rules and Regulations or the Lease.

      9. Tenant will not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, combustible or explosive fluid or material or chemical substance. Without Landlord's prior written approval, Tenant will not use any method of heating or air-conditioning other than that supplied by Landlord. Tenant will not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

      10. Landlord may from time to time and without any liability to Tenant change the name and street address of the Building.

      11. Landlord may prohibit any advertising by Tenant mentioning the Building, which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

      12. Tenant will not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

      13. All persons entering or leaving the Building between the hours of 6:00 p.m. and 7:00 a.m. Monday through Friday, and at all hours on Saturdays, Sundays and holidays will comply with such off-hour regulations as Landlord may establish and modify from time to time. Landlord reserves the right to limit or restrict access to the Building during such time periods.

      14. Tenant will store all its trash and garbage within its Premises. No material will be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage without being in violation of any applicable law. All garbage and refuse disposal will be made only through entryways and elevators provided for such purposes and at such times as Landlord designates. Removal of any furniture or furnishings, large equipment, packing crates, packing materials and boxes will be the responsibility of Tenant and such items may not be disposed of in the Building trash receptacles nor will they be removed by the Building's janitorial service, except at Landlord's sole option and at Tenant's expense. No furniture, appliances, equipment or flammable products of any type may be disposed of in the Building trash receptacles.

      15. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited.

      16. Employees, agents and contractors of Landlord will not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and Landlord shall assess the cost thereof, together with an administrative fee of 15%, upon Tenant.

      17. A directory of the Building will be provided for the display of the name and location of tenants only. All entries on the Building directory display will conform to standards and style set by Landlord in its sole discretion. Tenant will not have any right to the use of any exterior sign.

      18. Tenant will ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant leaves the Premises. On multiple-tenant floors, Tenant will keep the doors to the Building corridors closed at all times except when using them for ingress and egress.

      19. Tenant will not conduct itself in any manner which is inconsistent with the character of the Building as a first class office building or which will impair the comfort and convenience of other tenants in the Building.

      20. Tenant shall not obtain for use in the Premises any shoe polishing, massage or other similar services without the prior written consent of Landlord. The provision of any such goods and services shall be subject to such reasonable rules and regulations and at such reasonable hours as may be established by Landlord. The suppliers of such services shall be subject to Landlord's prior written approval.

      21. Except with the prior written consent of Landlord, Tenant shall not permit the sale from the Premises of, or use or permit the use of any sidewalk adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theater tickets or other goods or services, and Tenant shall not carry on or permit or allow any employee or other person to carry on business in or from the Premises for the service or accommodation of occupants of any other portion of the Building.

      22. Tenant shall not use in any portion of the Building, including Common Areas, any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord shall approve. No other vehicles of any kind shall be brought by Tenant into the Building or in or about the Premises.

      23. Tenant assumes all responsibility for protecting the Premises from theft, robbery or vandalism, which includes keeping doors locked and other means of entry closed.

      24. No vending machines shall be maintained or operated within the Premises of the Building without the prior written consent of Landlord. Any food or beverages permitted in writing by Landlord to be brought onto the Premises must be properly stored or maintained at all times.

      25. No animal or bird shall be permitted in the Premises to the Building except seeing eye dogs.

      26. The requirements of Tenant will be attended to only upon application by telephone or in writing at the Building office.

      27. No act or thing done or omitted to be done by Landlord or Landlord's agents, employees or contractors in connection with the enforcement of these Rules and Regulations will constitute an eviction by Landlord of Tenant. Under no circumstances will Landlord be liable to Tenant for failing to enforce these Rules and Regulations against any other tenant in the Building, or for the breach of these Rules and Regulations by any other Tenant, and Landlord may modify these Rules and Regulations for any other tenant of the Building. No such failure to enforce these Rules and Regulations by Landlord, or breach of these Rules and Regulations by any other tenant, or modification of these Rules and Regulations for any other tenant, shall relieve Tenant from fully complying with these Rules and Regulations or preclude Landlord from enforcing these Rules and Regulations against Tenant.

      28. All references to "Tenant" in these Rules and Regulations shall include, and Tenant shall ensure that these Rules and Regulations are fully complied with by, all employees, agents, contractors, invitees, customers, clients and licensees of Tenant and all other persons permitted by Tenant to use or occupy the Premises.

      29. Landlord may waive any one or more of the provisions of these Rules and Regulations for the benefit of any particular tenant or tenants in the Building, but no such waiver by Landlord will be construed as a waiver of such provisions in favor of Tenant, and no waiver in any instance of any of the provisions of these Rules and Regulations in favor of Tenant shall prevent Landlord from thereafter enforcing such provisions.

      30. Tenant shall be responsible for, and shall indemnify, defend and hold harmless Landlord from and against, all costs, expenses, damages, claims and liability arising out of the failure by Tenant or any of its employees, agents, contractors, licensees, invitees, customers, clients, or any other person occupying or using the Premises, to comply with these Rules and Regulations.

      31. Any failure of Tenant to comply with these Rules and Regulations shall constitute an Event of Default under the Lease, thereby entitling Landlord to exercise all rights and remedies under Article 26 of the Lease.

      32. These Rules and Regulations are in addition to, and will not be construed to modify or amend, in whole or in part, the terms, covenants, agreements and provisions of the Lease. These Rules and Regulations may be amended from time to time by Landlord, and Tenant shall comply with all such amendments.

                                  EXHIBIT "C"
                                 WORK AGREEMENT

            This Work Agreement is hereby incorporated into and made a part of the Standard Office Lease dated March 25, 1999 ("Lease"), by and between Central Building LLC, a Limited Liability corporation, hereinafter referred to as "Landlord", and Cybergold, Inc., a California corporation, hereinafter referred to as "Tenant."

      1. Immediately upon the execution of this Lease, Landlord and Tenant shall agree upon a mutually acceptable space plan. Based on this space plan Landlord shall have Working Drawings prepared for construction. Following Landlord's preparation of the Working Drawings, Landlord shall enter into a construction contract with Landlord's contractor which shall provide for the construction of the Tenant Improvements in accordance with the Working Drawings.

      2. The cost of construction and installation of the Tenant Improvements shall include the following costs and expenses paid or incurred by Landlord: all costs of the architect's and any engineers' preparation of the Working Drawings; the costs of obtaining a building permit and any other construction-related permits from the City of Oakland and any other applicable governmental authorities which are required in order to authorize Landlord's construction of the Tenant Improvements; all amounts paid by Landlord to Landlord's contractor under the construction contract for the Tenant Improvements; and any other costs and expenses paid or incurred by Landlord in connection with the planning and construction of the Tenant Improvements ("Tenant Improvement Costs"). Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of Twenty Dollars ($20.00) per rentable square foot for the fourth floor Premises and Twenty Dollars ($20.00) per rentable square foot for the third floor Premises ("Tenant Improvement Allowance") with respect to the Tenant Improvements, and the Tenant Improvement Costs shall be charged against the Tenant Improvement Allowance to the extent thereof. Tenant shall bear all Tenant Improvement Costs in excess of the amount of the Tenant Improvement Allowance. Tenant's share of the Tenant Improvements Costs is hereinafter referred as "Tenant's Costs." Tenant shall pay any Tenant's Costs to Landlord or to the appropriate parties therefor, at Landlord's option, either prior to Landlord's commencement of construction and installation of the Tenant Improvements, or as and when Tenant receives invoices for such amounts from Landlord and/or Landlord's contractor. If the actual amount of the Tenant Improvement Costs shall be less than the Tenant Improvement Allowance, Tenant shall have no right to such amounts and shall not be entitled to any reduction in any of Tenant's rental or other obligations under this Lease by reason thereof.

      3. For the purposes of this Lease, the terms "Substantially Completed" or "Substantial Completion" shall mean that the Tenant Improvements shall have been completed except for minor deviations from the Working Drawings and "punch-list" items that do not materially affect Tenant's use of the Premises for the purposes permitted under the Lease. The date of Substantial Completion of the Tenant Improvements shall be established by Landlord in a notice delivered to Tenant, which notice shall state that the Tenant Improvements are, or on a future date specified in such notice will be, Substantially Completed, and that the Premises are, or on such future date will be, ready for occupancy by Tenant. Notwithstanding the foregoing or anything to the contrary contained in Section 3.2 of the Lease, if Landlord shall be delayed in Substantial Completion of the Tenant Improvements as a result of:

            (a) Delays caused by the acts or omissions of Tenant, its employees, agents or contractors, including, without limitation, delays caused by Tenant's failure to furnish any information or approve any item within the time period specified therefor in this Work Agreement or in the Lease;

            (b) Delays caused by change orders requested by Tenant or required because of any errors or omissions in plans submitted by Tenant; or

            (c) Delays caused by Landlord to accommodate Tenant's performance of any approved construction, installation or other work in the Premises which Tenant has elected or is required to perform (all of the foregoing being referred to herein collectively as a "Tenant Delay"), then notwithstanding anything to the contrary contained in Section 3.2 of the Lease, the Commencement Date shall be the earlier of the date specified in Section 3.2 of this Lease or that number of days prior to the date on which the Tenant Improvements shall be Substantially Completed which is equal to the total number of days of Tenant Delay.

      4. Tenant shall have the right to enter the Premises not earlier than fifteen (15) days prior to the anticipated date of Substantial Completion of the Tenant Improvements for the purposes of installing Tenant's telephone systems, computer lines, cables and equipment in the Premises; provided, however, that (a) no such entries onto or activities on the Premises by Tenant shall disrupt or in any manner interfere with Landlord's construction of the Tenant Improvements, and (b) Tenant shall have no right to move any furniture or other personal property onto the Premises until Landlord shall deliver possession of the Premises to Tenant pursuant to this Lease. Any such entries onto the Premises by Tenant prior to the date of Substantial Completion of the Tenant Improvements shall be on all of the terms and provisions of this Lease, except that Tenant shall not be obligated to pay Base Rent for the period of such early entry.

      5. Landlord has not agreed to perform any work in the Premises or to pay any costs and expenses of Landlord or Tenant in performing any work in the Premises, other than Landlord's construction of the Tenant Improvements and Landlord's provision of the Tenant Improvement Allowance in accordance with the provisions of this Work Agreement with the exception of elevator access controls which are to be installed with the renovations of the building elevators and the vestibule walls and doors at both stairwells, at Landlord's sole cost. Until completion of the elevator renovation project, Landlord agrees to secure elevators after working hours so that the fourth floor is inaccessible. If at Tenant's request, Landlord agrees to perform any other work in connection with the Premises, such work shall be performed at Tenant's sole cost and expense in accordance with plans, drawings and specifications furnished by Tenant to Landlord and subject to the approval of Landlord. If Landlord elects to perform any other work for Tenant, prior to commencing any such work, Landlord shall submit to Tenant written estimates of the cost thereof (including Landlord's construction management fee in the percentage specified above) and if Tenant shall fall to disapprove such estimates within five (5) business days following Tenant's receipt thereof, such estimates shall be deemed to be approved. If such work is approved or deemed approved, Landlord shall be authorized to proceed with such work. Tenant shall pay for the cost of such work to Landlord or to the appropriate parties therefor, at Landlord's option, either prior to Landlord's commencement of construction and installation of such work, or as and when Tenant receives invoices for such amounts from Landlord and/or Landlord's contractor.

                        ADDENDUM TO STANDARD OFFICE LEASE


      THIS ADDENDUM TO STANDARD OFFICE LEASE shall constitute part of that certain Standard Office Lease dated March 25, 1999 ("Lease"), by and between Central Building LLC, a Limited Liability corporation ("Landlord") and Cybergold, Inc., a California corporation ("Tenant"), and the terms hereof shall for all purposes be deemed incorporated into the Lease and shall supersede any provisions of the Lease which are inconsistent herewith.

33.   RENEWAL OPTION.

      33.1 Option. Subject to the provisions set forth below, Tenant shall have the option to renew this lease for one additional term of five (5) years (the "Renewal Term"), which Renewal Term shall commence upon the expiration of the original Term of this Lease ("Initial Term"). All of the terms, covenants and conditions of this Lease shall govern the Renewal Term, except as otherwise specifically set forth hereinafter or if inapplicable thereto. As used in this Lease, the word "Term" shall mean the Term as the same may be extended pursuant to the provisions of this Section 33, as applicable.

      33.2 Terms and Conditions. Tenant's option to renew, as provided above, shall be conditioned upon and subject to each of the following:

            (a) Tenant shall notify Landlord in writing of its exercise of its option to renew at least one hundred eighty (180) days prior to the expiration of the Initial Term;

            (b) At the time Landlord receives Tenant's notice or at any time thereafter until the beginning of any Renewal Term, as provided above, Tenant shall not be in default or shall cure any default that has occurred during the notification period, under the Lease;

            (c) Tenant shall have no further renewal option other than the option to extend for the Renewal Term as set forth above;

            (d) Tenant shall continue possession of the Premises in their as-is condition and Landlord shall have no obligation to do any work or otherwise to prepare the Premises for the Renewal Term; and

            (e) The Base Rent during the Renewal Term shall be at the Prevailing Market Rate (as defined below).

      33.3  Prevailing Market Rate.

            (a) As used in this Lease, "Prevailing Market Rate" shall mean the rate being charged for comparable space in comparable office buildings in the Central Business District of Oakland, California as of the date of commencement of the Renewal Term, with similar amenities, taking into consideration the size, location, proposed term of the lease, extent of services to be provided, the fact that the Premises have been improved with the Tenant Improvements, the time that the particular rate under consideration became or is to become effective, and other relevant factors; provided, however, that Base Rent shall in no event be less than the Base Rent which was in effect immediately prior to the date of commencement of the Renewal Term, nor greater than Four Dollars ($4.00) per square foot per month. Within thirty (30) days following receipt of Tenant's Notice, Landlord shall give to Tenant written notice of Landlord's estimation of Prevailing Market Rate. If Tenant shall not agree with such estimation of Prevailing Market Rate, Landlord and Tenant shall negotiate in good faith to agree upon the Prevailing Market Rate on or before one hundred twenty (120) days prior to commencement of the Renewal Term. If Landlord and Tenant shall be unable to agree upon the Prevailing Market Rate within such period of time, Prevailing Market Rate shall be determined pursuant to the arbitration procedure set forth in this Section 33. In the event that such arbitration not have been concluded prior to the date of commencement of the Renewal Term, Tenant shall continue to pay as Base Rent hereunder, until the Prevailing Market Rate has been determined by arbitration, the Base Rent payable with respect to the month immediately preceding the commencement of the Renewal Term. After the Prevailing Market Rate has been determined by arbitration, then any adjustment required to adjust the amount previously paid shall be made by payment by Tenant to Landlord within ten (10) days after such determination of the Prevailing Market Rate.

            (b) In the event that Landlord and Tenant shall be unable to agree upon Prevailing Market Rate within the period of time specified in subparagraph (a) above, within ten (10) days thereafter, each of the parties shall select a commercial real estate broker from a recognized real estate brokerage firm having offices in Oakland, California, who has at least five
                  (5) years' full-time commercial real estate brokerage experience and who is familiar with the Prevailing Market Rate of commercial office space in comparable office buildings in Oakland, California, and shall give written notice of such selection to the other party specifying therein the name and address of the person to act as the arbitrator on such party's behalf. If either party shall fail to notify the other party of its appointment of a broker having such qualifications within or by the time specified, then the broker appointed by the other party shall make the sole determination of Prevailing Market Rate of the Premises, and such determination shall be binding upon the parties.

            (c) The Prevailing Market Rate shall be determined by the two brokers appointed by the parties in accordance with the following procedures. Within thirty (30) days following the appointment of the brokers by the parties, each of the brokers shall state, in writing, his determination of the Prevailing Market Rate supported by the reasons therefor and shall provide copies to each party. If such determinations do not differ by more than ten percent (10%), the

                  Prevailing Market Rate shall be the average of the two determinations. If such determinations differ by more than ten percent (10%) and the two brokers are subsequently unable to agree upon the Prevailing Market Rate, the two brokers shall appoint a third broker, who shall be a competent and impartial person with qualifications similar to those required of the first two brokers. If the two brokers are unable to agree upon such appointment within ten (10) days following their determinations of Prevailing Market Rate, then either Landlord or Tenant, on behalf of both parties, may request appointment of such a qualified person by the Presiding Judge of the San Francisco County Superior Court acting in his individual capacity. Following appointment of the third broker, he shall promptly make his determination of Prevailing Market Rate in the manner provided above, and the average of the three determinations shall constitute the Prevailing Market Rate. If, however, the low determination of Prevailing Market Rate and/or the high determination of Prevailing Market Rate are more than ten percent (10%) lower and/or higher than the middle determination, any such low determination and/or high determination shall be disregarded. If only one determination is more than ten percent (10%) above or below the middle determination, such that only one determination needs to be disregarded, the remaining two determinations shall be added together and their total divided by two; the resulting quotient shall be the Prevailing Market Rate. If both the low determination and the high determination are disregarded, then the middle determination shall establish the Base Rent for the Premises for the Renewal Term and shall be final and binding upon the parties.

            (d) In the event of a failure, refusal or inability of any broker to act, his successor shall be appointed by him, but in the case of the third broker, his successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third broker. The brokers shall make the final determination of Prevailing Market Rate not later than sixty (60) days prior to the commencement of the Renewal Term. Each party shall pay the fees and expenses of its respective broker and both shall pay one-half (1/2) of the fees and expenses of the third broker. Attorneys' fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

34.   FIRST RIGHT OF REFUSAL

      Landlord shall grant to Tenant during the Initial Term of the Lease the First Right Of Refusal on any full floor which may become available, Tenant shall notify Landlord within five (5) business days of Tenants intention to exercise Tenant's First Right of Refusal option.

35.   THIRD FLOOR OCCUPANCY

      Tenant shall have the right to occupy the third floor premises upon sixty
      (60) days written notice to Landlord or by no later than November 1, 1999, whichever is sooner.

      (a) Term: The term of the Lease for occupancy of the third floor premises shall start from the date Tenant takes occupancy and shall terminate on the date the fourth floor premises terminates.

      (b) Rent: The Rent for the third floor premises shall be in accordance with Section 1.1 of the Lease. Rent increase dates for the third floor premises shall coincide with the date the rent increase is effective for the fourth floor premises.

36.   SIGNAGE

      If during Tenants occupancy in the Building, Tenant enters into leases for six or more full floors, Tenant shall have the right to place a sign on the exterior of the Building. Landlord shall approve the design, size, type of installation, and the location of the sign in writing, prior to installation of the sign. Tenant shall be responsible for all costs associated with the installation, maintenance and removal of the sign, including but not limited to any permits or government authorization requirements.

      Upon the expiration of Tenant's Lease, Tenant shall be responsible for all costs associated with the removal of the sign and the repair of the Building to its original condition. Said removal and repair shall be approved by Landlord.

37.   AIR CONDITIONING

      Landlord has agreed to provide Tenant with air conditioning to the Third and Fourth Floor Premises. All costs associated with the installation of the air conditioning units shall be split equally between Landlord and Tenant.

38.   FIRST RIGHT OF NOTIFICATION

      Landlord shall notify Tenant of Landlord's intention to sell The Central Building. Tenant shall have five (5) business days to notify Landlord of Tenant's interest in purchasing the Building.

39.   SECURITY DEPOSIT AND LEASE GUARANTEE

      On each anniversary date of the Lease during the Initial Term, Tenant with prior written authorization from Landlord, shall reduce the obligation as set forth in Section 1.8 and Section 1.16 of the Lease, by twenty percent (20%) per year, provided Tenant has not been in default during each twelve month period prior to each anniversary date. (Sample: On the anniversary date of the first year if the Commencement Date of the Lease was May 1, 1999, then on May 1, 2000 Tenants Security Deposit shall be reduced by twenty percent (20%), $36,000.00 less $7,200.00 = $28,800.
      Tenant's Letter of Credit shall be reduced by twenty percent (20%), $200,000 less $40,000 = $160,000.00). Upon approval from Landlord,
      Landlord will issue Tenant a check for each security deposit refund.